Exhibit 10.2

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

AMENDMENT NUMBER 2 TO AMENDED AND RESTATED BITGO CUSTODIAL SERVICES AGREEMENT AND MUTUAL TERMINATION OF CUSTODIAL SERVICES AGREEMENT (GRAYSCALE BITTENSOR TRUST (TAO))

This Amendment and Mutual Termination (this “Amendment”) to the Agreement (as defined below) is made and entered into as of the date last signed below (the “Amendment Effective Date”) by and between BitGo Bank & Trust, National Association (“Custodian”) and Grayscale Investments Sponsors, LLC, on behalf of each entity listed on Schedule B (collectively, “Client”). Custodian and Client are each a “Party” and together, the “Parties”.

WHEREAS, the Parties have entered into that certain Amended and Restated BitGo Custodial Services Agreement dated as of June 5, 2026 (the “Agreement”), which includes that certain BitGo – Exchange-Traded Product (ETP) Staking Addendum (Appendix 2 to the Agreement) also dated as of June 5, 2026 (the “Staking Addendum”);

WHEREAS, Custodian and Grayscale Bittensor Trust (TAO) (“GTAO”) have entered into that certain Custodial Services Agreement dated as of March 12, 2025 (the “Existing Bittensor CSA”), pursuant to which Custodian has established and maintains one or more custodial accounts and associated wallets for GTAO;

WHEREAS, GTAO has filed a registration statement with the U.S. Securities and Exchange Commission in connection with the registration and listing of its shares as an exchange-traded product;

WHEREAS, the Parties now wish to modify and amend the Agreement in order to add GTAO and Grayscale Hyperliquid Staking ETF to the list of Clients in Schedule B to the Agreement; and

WHEREAS, the Parties and GTAO now wish to provide that all custodial accounts and wallets established or maintained under the Existing Bittensor CSA shall be governed by the Agreement, and to mutually terminate the Existing Bittensor CSA.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment have the meanings assigned to them in the Agreement.

2. Amendments.

a. Schedule B to the Agreement is deleted in its entirety and replaced with the new Schedule B attached hereto as Attachment 1, which adds Grayscale Bittensor Trust (TAO) and Grayscale Hyperliquid Staking ETF each as a Client under the Agreement.

Exhibit 10.2

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

3. Treatment of Custodial Accounts and Wallets. Effective as of the Amendment Effective Date, all custodial accounts and wallets established or maintained by Custodian under or in connection with the Existing Bittensor CSA, together with all Digital Assets and other property credited thereto or held therein, shall be deemed Custodial Accounts and wallets established and maintained under the Agreement and shall be governed exclusively by the terms of the Agreement (including, where applicable, the Staking Addendum), in each case without the need for any further action by any Party or GTAO. All authorizations, Authorized Persons, and instructions in effect with respect to such custodial accounts and wallets immediately prior to the Amendment Effective Date shall remain in effect under the Agreement unless and until modified in accordance with the terms of the Agreement.

4. Mutual Termination of the Existing Bittensor CSA. Effective as of the Amendment Effective Date, the Existing Bittensor CSA is hereby mutually terminated in its entirety and shall be of no further force or effect, and no Party nor GTAO shall have any further rights or obligations thereunder, except for (a) those provisions of the Existing Bittensor CSA that by their express terms survive termination, and (b) any accrued but unpaid fees or obligations arising under the Existing Bittensor CSA prior to the Amendment Effective Date, which shall remain payable in accordance with its terms. No termination or similar fees shall be payable by any Party or GTAO in connection with the termination of the Existing Bittensor CSA. For the avoidance of doubt, nothing in this Section 4 shall limit or affect the continued custody of the custodial accounts and wallets described in Section 3 under the Agreement.

5. Representations. Each Party represents that the representations made by it in the Agreement are true and accurate as of the Amendment Effective Date.

6. Effective Date. The Custodial Services under the Agreement with respect to GTAO and Grayscale Hyperliquid Staking ETF will be effective as of the Amendment Effective Date.

7. Restatement; Other Amendments. This Amendment, together with the Agreement and any exhibits thereto shall be read and interpreted together as one agreement; provided, however, that in the event of any conflict or inconsistency between the terms of the Agreement and this Amendment, this Amendment will govern with respect to the subject matter hereof. Except as expressly amended hereby, the provisions of the Agreement remain effective and unchanged. The Parties agree that this Amendment supersedes any prior amendments, side letters, or other agreements with respect to the Agreement solely to the extent they address the same subject matter. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Agreement.

8. Headings. The headings used in this Amendment are for convenience of reference only and will not affect the construction of, or be taken into consideration in interpreting, this Amendment.

Exhibit 10.2

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

9. Governing Law. This Amendment shall be governed by and construed in accordance with the governing law provisions of the Agreement.

10. Counterparts. This Amendment may be executed in counterparts, each of which will be deemed an original, and all of which together will constitute one and the same agreement. Each executed counterpart will be considered an original for purposes of forming one valid agreement.

[Signature page follows]

Exhibit 10.2

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the Amendment Effective Date by their respective duly authorized representatives:

BitGo Bank & Trust, National Association By: /s/ Jody Mettler________________ Name: Jody Mettler Title: President Date: 09/30/2026__________________

Grayscale Investments Sponsors, LLC, on behalf of itself and each entity listed on Schedule B, including Grayscale Bittensor Trust (TAO) and Grayscale Hyperliquid Staking ETF

By: /s/ Craig Salm__________________

Name: Craig Salm

Title: Chief Legal Officer

Date: 09/29/2026___________________

Exhibit 10.2

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

Attachment 1

SCHEDULE B

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